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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 7, 2007

ARDENT MINES LIMITED
(Exact name of registrant as specified in its charter)

NEVADA	000-50994	88-0471870
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

110 Jardin Drive, Unit 13
Concord, Ontario
CanadaL4K 2T7
(Address of principal executive offices and Zip Code)

(905) 761-1096
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 2, 2007, Mr. Chebountchak executed a declaration of trust acknowledging that he holds the following mining property, consisting of eleven cells located in British Columbia, in trust for us and he will not deal with the property in any way, except to transfer the property to us. In the event that Mr. Chebountchak transfers title to a third party, the declaration of trust will be used as evidence that he breached his fiduciary duty to us. Mr. Chebountchak has not provided us with a signed or executed bill of sale in our favor. Mr. Chebountchak will issue a bill of sale to a subsidiary corporation to be formed by us should mineralized material be discovered on the property. We are not obligated to pay Mr. Chebountchak for holding the property in trust for our benefit.

The following is a list of tenure numbers, claims, date of recording and expiration date of the claims:

		Date of	Date of
Tenure No.	Document Description	Recording	Expiration
509276	Gold Ridge	December 12, 2006	June 19, 2007
509277	WGR	December 12, 2006	June 19, 2007
509278	GRN	December 12, 2006	June 19, 2007

In order to maintain the claim we must pay a fee of CND$100 per year per claim.

ITEM 8.01     OTHER EVENTS

Business

From Inception on July 27, 2000 to December 11, 2006.

In August 2000, we acquired one mineral property containing eight mining claims in British Columbia, Canada by arranging the staking of the same through James Thom, a non affiliated third party. The property was located on Copperkettle Creek, approximately three miles upstream from its confluence with Kettle Creek. It was on the eastern slope of Beaverdale Range of the Monashee Mountains. The claims were located approximately thirty miles east of the town of Penticton, British Columbia. Each claim was 500 meters by 500 meters or 25 hectares. Canadian jurisdictions allow a mineral explorer to claim a portion of available Crown lands as its exclusive area for exploration by depositing posts or other visible markers to indicate a claimed area. The process of posting the area was known as staking. Mr. Anderson, our formal president, paid Mr. Thom $1,282 to stake the claims. The claims were recorded in Mr. Thom's name to avoid paying additional fees, and he has provided the company with a signed and unexecuted Bill of Sale in our favor.

Part of the first phase exploration program was completed on the Sun #100 - Sun #800 claims during the period of August 14th to August 24th, 2004. The program consisted of the emplacement of a survey control grid, the collection of soil & rock samples, prospecting and geological mapping and was completed by Gerard Gallissant, B.A., and a field assistant. We did not find an ore body and the claims expired by operation of law on August 26, 2006. From then until December 11, 2006, we owned no property or the right to conduct exploration activities on any property.

From August 26, 2006 to December 11, 2006 we did not conducted any operations. During that period we intended to an acquisition or merger candidate with ongoing operations in any filed, however in December 2006 we decided to acquire the right to explore a new property in British Columbia and return to the business of mineral exploration.

Current Business - After December 11, 2006

In December 2006, Taras Chebountchak, our president and a member of the board of directors acquired one mining claim containing eleven cells in British Columbia, Canada from Lloyd C. Brewer by paying Mr. Brewer $7,500.00 Mr. Brewer is a geologist, a non affiliated third party. A claim is a grant from the Crown of the available land within the cells to the holder to remove and sell minerals. A cell is an area which appears electronically on the British Columbia Internet Minerals Titles Online Grid. The online grid is the geographical basis for the cell. Mr. Brewer is a self-employed contract staker, field worker and professional geologist residing in British Columbia.

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our officers and directors to fund operations.

We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause us to change our plans.

Canadian jurisdictions allow a mineral explorer to claim a portion of available Crown lands as its exclusive area for exploration by registering the claim area on the British Columbia Mineral Titles Online system. The Mineral Titles Online system is the Internet-based British Columbia system used to register, maintain and manage the claims. A cell is an area which appears electronically on the British Columbia Internet Minerals Titles Online Grid and was formerly called a claim. A claim is a grant from the Crown of the available land within the cells to the holder to remove and sell minerals. The online grid is the geographical basis for the cell. Formerly, the claim was established by sticking stakes in the ground to define the area and then recording the staking information. The staking system is now antiquated in British Columbia and has been replaced with the online grid. We paid Mr. Brewer $7,500.00 to transfer and register the claim. No additional payments were made or are due Mr. Brewer for his services. The claim was recorded in Mr. Chebountchak name to avoid incurring additional costs at this time. The additional fees would be for incorporation of a British Columbia corporation and legal and accounting fees related to the incorporation. On January 2, 2007, Mr. Chebountchak executed a declaration of trust acknowledging that he holds the property in trust for us and he will not deal with the property in any way, except to transfer the property to us. In the event that Mr. Chebountchak transfers title to a third party, the declaration of trust will be used as evidence that he breached his fiduciary duty to us. Mr. Chebountchak has not provided us with a signed or executed bill of sale in our favor. Mr. Chebountchak will issue a bill of sale to a subsidiary corporation to be formed by us should mineralized material be discovered on the property. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal.

Under British Columbia law title to British Columbia mining claims can only be held by British Columbia residents. In the case of corporations, title must be held by a British Columbia corporation. In order to comply with the law we would have to incorporate a British Columbia wholly owned subsidiary corporation and obtain audited financial statements. We believe those costs would be a waste of our money at this time.

In the event that we find mineralized material and the mineralized material can be economically extracted, we will form a wholly owned British Columbia subsidiary corporation and Mr. Chebountchak will convey title to the property to the wholly owned subsidiary corporation. Should Mr. Chebountchak transfer title to another person and that deed is recorded before we record our documents, that other person will have superior title and we will have none. If that event occurs, we will have to cease or suspend operations. However, Mr. Chebountchak will be liable to us for monetary damages for breaching the terms of his oral agreement with us to transfer his title to a subsidiary corporation we create. To date we have not performed any work on the property. All Canadian lands and minerals which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty. Ungranted minerals are commonly known as Crown minerals. Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located. In the case of the Company property, that is the province of British Columbia.

In the 19th century the practice of reserving the minerals from fee simple Crown grants was established. Legislation now ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. The Company property is one such acquisition. Accordingly, fee simple title to the Company property resides with the Crown.

The property is comprised of mining leases issued pursuant to the British Columbia Mineral Act. The lessee has exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward. The Crown does not have the right to reclaim provided at a minimum fee of CDN$100 is paid timely. The Crown could reclaim the property in an eminent domain proceeding, but would have to compensate the lessee for the value of the claim if it exercised the right of eminent domain. It is highly unlikely that the Crown will exercise the power of eminent domain. In general, where eminent domain has been exercised it has been in connection with incorporating the property into a provincial park.

The property is unencumbered and there are no competitive conditions which affect the property. Further, there is no insurance covering the property and we believe that no insurance is necessary since the property is unimproved and contains no buildings or improvements.

To date we have not performed any work on the property. We are presently in the exploration stage and we cannot guarantee that a commercially viable mineral deposit, a reserve, exists in the property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

There are no native land claims that affect title to the property. We have no plans to try to interest other companies in the property if mineralization is found. If mineralization is found, we will try to develop the property ourselves.

Claims

The following is a list of tenure numbers, claims, date of recording and expiration date of the claims:

		Date of	Date of
Tenure No.	Document Description	Recording	Expiration
509276	Gold Ridge	December 12, 2006	June 19, 2007
509277	WGR	December 12, 2006	June 19, 2007
509278	GRN	December 12, 2006	June 19, 2007

In order to maintain the claim we must pay a fee of CND$100 per year per claim.

Location and Access

The claims are located approximately 180 miles (295km) east of Vancouver. The claims are located at the southern flank of King Solomon Mountain, within the Kettle River Valleyon the nose of an outcrop ridge that is formed at the junction of Beaverdell Creek with the West Kettle River. It lies 1 mile (1.6 km) north of the town of Beaverdell and is centered at approximately 49O27'N North latitude and 119o05' West longitude.

Access to the project is best gained by traveling north, on paved Hwy. 33 (Rock Creek - Kelowna Hwy.), from Beaverdell for approximately one mile (1.6 km). This route accesses the western part of the claims. Access to the eastern side is from the Beaverdell Creek Road. There are numerous dirt/gravel logging roads which branch from the highway and travel throughout the property. These are passable by 4-wheel drive vehicle.

History

There were a total of seven crown granted mineral claims (all of which have reverted back to the crown) located within the current claim boundaries. The main adit was developed on the Florence and Paymaster Crown Grants in 1937. There are no reports of work on the property area from 1938 - 1970. An ore dump at the mouth of the main adit suggests that some ore was shipped for processing soon after 1915. A geophysical survey comprising of ground total field magnetic and ectromagnetic, and a soil survey, were conducted in 1980 in the area of the current property. A transit survey of the main adit was also carried out in that year. There are several small exploration programs that consisted of geological mapping and additional geophysical surveys, reported to have been completed within the current claim boundaries.

Physiography

The property is located within the center of the Okanagan Highlands physiographic division of the Interior Plateau. This area is typified by rounded mountains and ridges, and gentle slopes. It lies on the north-trending ridge-shaped southern end of King Solomon Mountain betweenthe elevations of 2,370 feet and 3,700 feet above sea level. Slopes within the claims are moderately steep, as the main part of the claims lies on a ridge between two rivers. Vegetation consists of second growth fir and pine, with fairly extensive meadows between the trees. There is water available from Kettle River and Beaverdell Creek, although the rest of the property is relatively dry. Both water and timber are available to support all phase of exploration.

Exploration work can be carried out on the property on a year-round basis. The property is snow free from November to May. During the snow-free season all phases of exploration work could be efficiently carried out. During the winter months it is recommended that only diamond drilling and underground exploration/development be carried out.

Regional Geology

The claim group lies within the Omineca Crystalline Belt. This geologic province is distinguished by the presence of medium to high-grade gneiss and schist of the Monashee Group. It stretches west from the town of Nelson to Penticton and from north-central Washington State to central British Columbia.

Within the Omineca Crystalline Belt there are Nelson Pluton rocks of Cretaceous age. In the Beaverdell area these intrusive rocks are of granodiorite or quartz diorite composition. These are the principal host rocks for quartz veining and sulphide mineralization on the property.

Approximately 5% of the area contains remnants of Anarchist Formation rocks. This unit overlies and has been intruded by the Nelson Batholith in several localities near the property. The Anarchist Formation is the oldest unit in the area and consists of limestone, volcanics and clastic sediments, deposited in a eugeosyncline of Permian to Triassic age.

Property Geology

The claims that comprise the property are predominantly (95%) underlain by the West Kettle Intrusive of the Nelson Batholith, which is of quartz diorite composition. These quartz diorites are well fractured, with dominant fracture direction being N80oE (080o). Two other sets of fractures are at approximately N60oE (060o) and N130oE (130o). The quartz diorites show weak argillic and pervasive chloritic alteration. In the northern portion of the claims and farther to the north Anarchist Group volcanic rocks are exposed. Two quartz veins in associated shears have been observed on the southern portion of the property. These veins strike approximately N80oE (080o) and dip vertically. The associated minerals include sericite, chlorite, minor epidote and potassium feldspar. With the exception of minor amounts of pyrite these veins do not contain any sulphides. Strong alteration in the host rocks occurs in close proximity to mineralized veins and appears to be associated with the mineralization. The rocks on the rest of the property show little indication of strong alteration. Minor smaller quartz veins and quartz stock-works have also been found on the property. These are also reported to contain minor mineralization.

MAP 1

YUKON
N.W.T.
ALASKA
U.S.A.
Stewart
BRITISH
Ft. St. John
Dawson Creek
ALBERTA
Prince Rupert
Smithers
Prince George
PROPERTY LOCATION
COLUMBIA
Bella Coola
Pacific Ocean
Williams Lake
Kamloops
Kelowna
Vancouver
Cranbrook
Trail
Victoria
U.S.A.
0
200km
400km
Scale 1" = 100 miles

ARDENT MINES LIMITED

PROJECT

AIRPORT GOLD PROJECT

LOCATION MAP

King Solomon Ridge Area - Beaverdell
Greenwood M.D., B.C.
NTS Map 082E/06E

DATE	Nov 06		FIGURE 1
REF NO	AG 1-06	GeoGrafix

MAP 2

119° 05′
49° 27′
527291
540036
GRN Claim
Gold Ridge Claim
509278
525610
509276
Beaverdell Creek
533972
528902
WGR Claim
509277
West Kettle River
350992
535866
338911
524478
216308
216307
528926
528900
537903
216312
1100
1000
900
800
1200
1300
N
0
500m
1000m
2000m

Project Boundary

Competetors Claims

Contour Interval = 20m

Contour Interval = 100m

Roads

Rivers & Creeks

Mineral Showings

Base Map Source: http://maps.gov.bc.ca/imf406/imf.jsp?site=bc_basemap

ARDENT MINES LIMITED

PROJECT *AIRPORT GOLD PROJECT*

CLAIM & TOPOGRAPHY MAP

King Solomon Ridge, Beaverdell
Greenwood M.D., B.C. - NTS Map 082E/06E

DATE Nov. 06		DRAWING NO
REF NO AG 2-06	GeoGrafix	FIGURE 2

Supplies

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

Description of Property

Other than our interest in the property, we own no plants or other property. With respect to the property, our right to conduct exploration activity is based upon our oral agreement with Mr. Chebountchak, our sole officer, director and a shareholder. Under this oral agreement, Mr. Chebountchak has allowed us to conduct exploration activity on the property. Mr. Chebountchak holds the property in trust for us pursuant to a declaration of trust.

Our Proposed Exploration Program

Our exploration target is to find an ore body containing gold. Our success depends upon finding mineralized material. This includes a determination by our consultant if the property contains reserves. We have not selected a consultant as of the date of this prospectus and will not do so until our offering is successfully completed, if that occurs, of which there is no assurance. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we don find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

In addition, we may not have enough money to complete our exploration of the property. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. In we need additional money and cant raise it, we will have to suspend or cease operations.

We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

The property is undeveloped raw land. Exploration and surveying has not been initiated and will not be initiated until we raise money in this offering. That is because we do not have money to start exploration. Once the offering is concluded, we intend to start exploration operations. To our knowledge, the property has never been mined. The only event that has occurred is the registering the property by Lloyd C. Brewer and a physical examination of the property by Mr. Chebountchak, our president and director. The cost of registering the claim was included in the $7,500.00 paid to Mr. Brewer. Before minerals retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can predict what that will be until we find mineralized material.

We do not know if we will find mineralized material. We believe that activities occurring on adjoining properties are not material to our activities. The reason is that what ever is located under adjoining property may or may not be located under the property.

We do not claim to have any minerals or reserves whatsoever at this time on any of the property.

We intend to implement an exploration program which consists of core sampling. Core sampling is the process of drilling holes to a depth of up to 1,400 feet in order to extract a sample of earth. Mr. Chebountchak, after confirming with our consultant, will determine where drilling will occur on the property. Mr. Chebountchak will not receive fees for his services. The samples will be tested to determine if mineralized material is located on the property. Based upon the tests of the core samples, we will determine if we will terminate operations; proceed with additional exploration of the property; or develop the property. The proceeds from this offering are designed to only fund the costs of core sampling and testing. We intend to take our core samples to analytical chemists, geochemists and registered assayers located in Vancouver, British Columbia. We have not selected any of the foregoing as of the date of this prospectus. We will only make the selections in the event we raise the minimum amount of this offering.

We estimate the cost of drilling will be $20.00 per foot drilled. The amount of drilling will be predicated upon the amount of money raised in this offering. If we raise $70,000, we will drill approximately 3,000 linear feet or 7 holes to depth of 300 feet. Assuming that we raise $170,000, we will drill approximately 7,200 linear feet, or up to 24 holes to a depth of 300 feet. We estimate that it will take up to three months to drill 24 holes to a depth of 300 feet each. We will pay a consultant up to a maximum of $5,000 per month for his services during the three month period or a total of $15,000. The total cost for analyzing the core samples will be $3,000. We will begin exploration activity ninety days after we raise at least $70,000.

The foregoing breakdowns were made in consultation with Mr. Brewer.

We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves through the use of consultant. We have no plans to interest other companies in the property if we do not find mineralized material.

If we are unable to complete exploration because we do not have enough money, we will cease operations until we raise more money. If we cannot or do not raise more money, we will cease operations. If we cease operations, we don't know what we will do and we don't have any plans to do anything else.

We cannot provide you with a more detailed discussion of how our exploration program will work and what we expect will be our likelihood of success. That is because we have a piece of raw land and we intend to look for mineralized material. We may or may not find any mineralized material. We hope we do, but it is impossible to predict the likelihood of such an event.

We do not have any plan to make our company to revenue generation. That is because we have not found economic mineralization yet and it is impossible to project revenue generation from nothing.

We anticipate starting exploration activity ninety days after this public offering is completed, weather permitting.

Competitive Factors

The gold mining industry is fragmented, that is there are many, many gold prospectors and producers, small and large. We do not compete with anyone. That is because there is no competition for the exploration or removal of minerals from the property. We will either find gold on the property or not. If we do not, we will cease or suspend operations. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. Readily available gold markets exist in Canada and around the world for the sale of gold. Therefore, we will be able to sell any gold that we are able to recover.

Regulations

Our property is registered on British Columbia Mineral Titles Online system. We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals.

This act sets forth rules for

*	locating claims
*	posting claims
*	working claims
*	reporting work performed

We can explore for minerals on the property and are in compliance with the Code rules and regulations. The Code rules and regulations will not adversely affect our operations.

Environmental Law

We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations affecting:

1.	Health and Safety
2.	Archaeological Sites
3.	Exploration Access

We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the property.

We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

We are in compliance with the act and will continue to comply with the act in the future. We believe that compliance with the act will not adversely affect our business operations in the future.

Exploration stage companies have no need to discuss environmental matters, except as they relate to exploration activities. The only cost and effect of compliance with environmental regulations in British Columbia is returning the surface to its previous condition upon abandonment of the property. We believe the cost of reclaiming the property will be $750 if we drill 8 holes and $2,250 if we drill 24 holes. We have not allocated any funds for the reclamation of the property and the proceeds for the cost of reclamation will not be paid from the proceeds of the offering. Mr. Chebountchak has agreed to pay the cost of reclaiming the property should mineralized material not be discovered.

Employees

We intend to use the services of subcontractors for manual labor exploration work on our properties.

Employees and Employment Agreements

At present, we have no full-time employees. Our two officers and directors are part-time employees and each will devote about 10% of their time or four hours per week to our operation. Our officers and directors do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers and directors. Mr. Chebountchak will handle our administrative duties. Because our officers and directors are inexperienced with exploration, they will hire qualified persons to perform the surveying, exploration, and excavating of the property. As of today, we have not looked for or talked to any geologists or engineers who will perform work for us in the future. We do not intend to do so until we complete this offering.

Risks associated with us.

1. If we do not raise money to fund our operations, we will have to suspend or cease operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. If we do not raise at least $70,000, we will have to suspend or cease operations within twelve months.

2. Our plan of operation is limited to finding an ore body. As such we have no plans for revenue generation. Accordingly, you should not expect any revenues from operations.

Our plan of operation and the funds we raise will be used for exploration of the property to determine if there is an ore body beneath the surface. Exploration does not contemplate removal of the ore. We have no plans or funds for ore removal.

3. Because the probability of an individual prospect ever having reserves is extremely remote any funds spent on exploration will probably be lost.

The probability of an individual prospect ever having reserves is extremely remote. In all probability the property does not contain any reserves. As such, any funds spent on exploration will probably be lost.

4. We a poor operating history. We were incorporated in July 2000 and have yet to generate any revenues. We have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

We were incorporated on July 27, 2000, and have not realized any revenues. We were unsuccessful in located mineralized material on our first property and used all of our money on the exploration of the first property. Our operating history is one of failure. Our net loss since inception is $399,805.00. To achieve and maintain profitability and positive cash flow we are dependent upon:

*	our ability to locate a profitable mineral property
*	our ability to generate revenues
*	our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the exploration of our mineral properties. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

5. Because our management does not have technical training or experience in exploring for, starting, and operating an exploration program, we will have to hire qualified personnel. If we cannot locate qualified personnel, we may have to suspend or cease operations.

Because our management is inexperienced with exploring for, starting, and operating an exploration program, we will have to hire qualified persons to perform surveying, exploration, and excavation of the property. Our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management decisions and choices may not take into account standard engineering or managerial approaches, mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management lack of experience in this industry. As a result we may have to suspend or cease operations.

6. Because title to the property is held in the name of our sole officer, if he transfers the property to someone other than us, we will cease operations.

Record title to the property upon which we intend to conduct exploration activities is not held in our name. Record title to the property is recorded in the name of Taras Chebountchak, our president. If he transfers the property to a third person, the third person will obtain good title and we will have nothing. If that happens we will be harmed in that we will not own any property and we will have to cease operations. Under British Columbia law title to British Columbia mining claims can only be held by British Columbia residents. In the case of corporations, title must be held by a British Columbia corporation. In order for us to own record title to the property, we would have to incorporate a British Columbia wholly owned subsidiary corporation and obtain audited financial statements. We believe those costs would be a waste of our money at this time since the legal costs of incorporating a subsidiary corporation, the accounting costs of audited financial statements for the subsidiary corporation, together with the legal and accounting costs of expanding this registration statement would cost several thousands of dollars. Accordingly, we have elected not to create the subsidiary at this time, but will do so if mineralized material is discovered on the property.

7. Because we are small and do not have any capital, we may have to limit our exploration activity.

Because we are small and do not have any capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing ore body may go undiscovered. Without an ore body, we cannot generate revenues.

8. Weather interruptions in the province of British Columbia may affect and delay our proposed exploration operations and as a result, there may be delays in generating revenues.

Our proposed exploration work can only be performed approximately five to six months out of the year. This is because rain and snow cause the roads leading to our claim to be impassible during six to seven months of the year. When roads are impassible, we are unable to conduct exploration operations on the property which will delay the generation of possible revenues by us.

9. Because Mr. Chebountchak has other outside business activities, he will only be devoting 10% of his time, or four hours per week to ours operations. As a result, our operations may be sporadic which may result in periodic interruptions or suspensions of exploration.

Because Mr. Chebountchak, our sole officer and director, has other outside business activities, he will only be devoting 10% of his time, or four hours per week, to our operations. As a result, our operations may be sporadic and occur at times which are convenient to Mr. Chebountchak. As a result, exploration of the property may be periodically interrupted or suspended.

10. If our sole officer and director resigns or die without having found a replacement, our operations will be suspended or cease.

We have one officer and director. We are entirely dependent upon him to conduct our operations. If he should resign or die there will be no one to run us. Further, we do not have key man insurance. If that should occur, until we find another person to run us, our operations will be suspended or cease entirely.

Management's Discussion and Analysis or Plan of Operation

This section of the prospectus includes a number of forward- looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

Plan of Operation

We are a development exploration stage corporation and have not yet generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach this point. Accordingly, we must raise cash from sources other than the sale of minerals found on the property. Our only other source for cash at this time is investments by others. We must raise cash to implement our project and stay in business. If we raise at least $70,000, it will last twelve months.

We will be conducting research in the form of exploration of the property. Our exploration program is explained in as much detail as possible. We are not going to buy or sell any plant or significant equipment during the next twelve months.

Our exploration target is to find an ore body containing gold. Our success depends upon finding mineralized material. This includes a determination by our consultant if the property contains reserves. We have not selected a consultant as of the date hereof and will not do so until we raise at least $70,000. There is no assurance we will raise any money. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we don't find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations.

If we raise $70,000, we will have enough money to complete our exploration program.

We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

The property is undeveloped raw land. Exploration has not been initiated and will not be initiated until we raise at least $70,000. That is because we do not have any money to start exploration. Once we raise at least $70,000, we intend to start exploration operations. To our knowledge, the property has never been mined. The only event that has occurred is the acquisition of the property from Mr. Brewer, registering the property in the name of Mr. Chabountchak, and a physical examination of the property by Mr. Brewer. The cost of acquiring the property and registering the claim was included in the $7,500.00 paid to Lloyd C. Brewer. No additional payments were made or are due to Mr. Brewer for his services. The claim was recorded in Mr. Chebountchak's name to avoid incurring additional costs at this time. The additional fees would be for incorporation of a British Columbia corporation and legal and accounting fees related to the incorporation. In December 2006, Mr. Chebountchak executed a declaration of trust acknowledging that he holds the property in trust for us and he will not deal with the property in any way, except to transfer the property to us. In the event that Mr. Chebountchak transfers title to a third party, the declaration of trust will be used as evidence that he breached his fiduciary duty to us. Mr. Chebountchak has not provided us with a signed or executed bill of sale in our favor. Mr. Chebountchak will issue a bill of sale to a subsidiary corporation to be formed by us should mineralized material be discovered on the property. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal before minerals retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can predict what that will be until we find mineralized material. Mr. Chebountchak does not have a right to sell the property to anyone. He may only transfer the property to us. He may not demand payment for the claim when he transfers them to us. Further, Mr. Chebountchak does not have the right to sell the claim at a profit to us if mineralized material is discovered on the property. Mr. Chebountchak must transfer title to us, without payment of any kind, regardless of what is or is not discovered on the property.

We do not know if we will find mineralized material. We believe that activities occurring on adjoining properties are not material to our activities. The reason is that what ever is located under adjoining property may or may not be located under the property.

We do not claim to have any minerals or reserves whatsoever at this time on any of the property.

We intend to implement an exploration program which consists of core sampling. Core sampling is the process of drilling holes to a depth of up to 300 feet in order to extract samples of earth. Mr. Chebountchak, after confirming with our consultant, will determine where drilling will occur on the property. Mr. Chebountchak will not receive fees for his services. The samples will be tested to determine if mineralized material is located on the property. Based upon the tests of the core samples, we will determine if we will terminate operations; proceed with additional exploration of the property; or develop the property. The proceeds from this offering are designed to only fund the costs of core sampling and testing. We intend to take our core samples to analytical chemists, geochemists and registered assayers located in British Columbia. We have not selected any of the foregoing as of the date of this prospectus. We will only make the selections in the event we raise the minimum amount of this offering.

We estimate the cost of drilling will be $20.00 per foot drilled. The amount of drilling will be predicated upon the amount of money raised in this offering. If we raise $70,000, we will drill approximately 2,100 linear feet or 7 holes to depth of 300 feet. Assuming that we raise $170,000, we will drill approximately 7,200 linear feet, or up to 24 holes to a depth of 300 feet. We estimate that it will take up to three months to drill 24 holes to a depth of 300 feet each. We will pay a consultant up to a maximum of $5,000 per month for his services during the three month period or a total of $15,000. The total cost for analyzing the core samples will be $3,000. We will begin exploration activity 90 days after the completion of this public offering, weather permitting.

We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves through the use of consultants. We have no plans to interest other companies in the property if we find mineralized material. To pay the consultant and develop the reserves, we will have to raise additional funds through a second public offering, a private placement or through loans. As of the date of this prospectus, we have no plans to raise additional funds other than the funds being raised in this public offering. Further, there is no assurance we will be able to raise any additional funds even if we discover mineralized material and a have a defined ore body.

We do not intend to hire additional employees at this time. All of the work on the property will be conduct by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Milestones

The following are our milestones:

1.

0-90 days after raising at least $70,000 - Retain our consultant to manage the exploration of the property. Cost - $5,000 to $15,000. Time of retention 0-90 days. To carry out this milestone, we must hire a consultant. There are a number of mining consultants located in Vancouver, British Columbia that we intend to interview.

2.

90-180 days after raising at least $70,000. - Core drilling. Core drilling will cost $20.00 per foot. The number of holes to be drilled will be dependent upon the amount raised from the offering. Core drilling will be subcontracted to non-affiliated third parties. Cost - $55,500 to $132,000 . Time to conduct the core drilling - 90 days. To carry out this milestone we must conduct the core drilling. The driller will be retained by our consultant.

3.

180-210 days after raising at least $70,000 - Have an independent third party analyze the samples from the core drilling. Determine if mineralized material is below the ground. If mineralized material is found, we will attempt to define the ore body. We estimate that it will cost $3,000 to analyze the core samples and will take 30 days. Delivery of the samples to the independent third party is necessary to carry out this milestone.

4.

210-270 days after raising at least $70,000 - If we discover significant quantities of mineral, we will have technical and economic feasibility studies to determine if we have reserves. These studies will be performed by third party professors. Cost - $5,000 to $10,000.

The cost of the subcontractors is included in cost of the core drilling. None of the funds for the exploration of the property have been raised. All funds for the foregoing activities will have to be raised prior to the initiation of exploration activities. There is no assurance we will be able to raise any money or initiate our exploration activities.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations.

To become profitable and competitive, we have to conduct exploration on the property and find mineralized material. We will be seeking equity financing to provide for the capital required to implement our research and exploration phases. We believe that we will have to raise at least $70,000 to begin exploration and if we raise at least $70,000, it will allow us to operate for one year.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

To meet our need for cash we will be attempting to raise money by selling stock or borrowing money. We cannot guarantee that we will be able to raise enough money to initiate operations. Whatever money we do raise, will be applied to the payment out outstanding debts and for exploration of the property. If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

We acquired one property which consists of one claim containing 11 cells comprising of a total of 577.5 acres. The property is registered and we will begin our exploration plan upon raising at least $70,000. We expect to start exploration operations within 90 days of raising at least $70,000. As of the date of this report, we have not raised any money.

As of the date of this report we have not begun exploring the property and have yet to begin operations and therefore have not generated any revenues.

We currently have 6,014,450 shares of common stock outstanding. We have no assets other than cash in the amount of $22,962.65 and a right to explore the property. We need $70,000 to remain operational during the next twelve months and to complete exploration of the property.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibit	Document Description

	10.1	Declaration of Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 7th day of January, 2007.

ARDENT MINES LIMITED

BY:	TARAS CHEBOUNTCHAK
Taras Chebountchak
President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary/Treasurer, and sole member of the Board of Directors.